Exhibit 99.1

Michela English

September 18, 2012

Gladstone Land Corporation

1521 Westbranch Drive, Suite 200

McLean, Virginia 22102

CONSENT TO REFERENCE IN PROSPECTUS

In connection with the Registration Statement on Form S-11 filed by Gladstone Land Corporation (the “Company”), I hereby consent to the reference to me in the prospectus included in such registration statement as having agreed to join the board of directors of the Company.

Very truly yours,

/s/ Michela English
Michela English